SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Filed by a party other than the registrant ☐

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☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12 Continental Assurance Company Separate Account (B)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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CONTINENTAL ASSURANCE COMPANY

SEPARATE ACCOUNT (B)

333 South Wabash Avenue, Chicago, Illinois 60604

NOTICE OF ANNUAL MEETING — MAY 6, 2010

TO THE PARTICIPANTS OF

    CONTINENTAL ASSURANCE COMPANY SEPARATE ACCOUNT (B)

You are hereby notified that, pursuant to the regulations for government of Continental Assurance Company Separate Account (B), the 2010 Annual Meeting of its Participants will be held in Room 212N, 333 South Wabash Avenue, Chicago, Illinois, on May 6, 2010, at 10:00 A.M., Chicago Time, for the following purposes:

(1)	To elect five Committee Members;

(2)	To approve the continuation of the Second Restated and Amended Investment Advisory Agreement with Continental Assurance Company;

(3)	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Continental Assurance Company Separate Account (B) for the fiscal year ending December 31, 2010; and

(4)	To transact such other business as may properly come before the meeting.

Only Participants of record at the close of business on March 8, 2010 are entitled to notice of and to vote at the meeting.

It is important that as many Participants as practicable be represented at the meeting. Consequently, whether or not you expect to be present, you are requested to date and sign the enclosed Proxy and return it promptly.

By Order of the Committee,

LYNNE GUGENHEIM

Secretary

March 12, 2010

CONTINENTAL ASSURANCE COMPANY

SEPARATE ACCOUNT (B)

333 South Wabash Avenue

Chicago, Illinois 60604

(800) 351-3001

Annual Meeting — May 6, 2010

PROXY STATEMENT

The accompanying Proxy is solicited on behalf of the Committee of Continental Assurance Company Separate Account (B) (“Separate Account (B)” or “Fund”) to be voted at the 2010 Annual Meeting of Participants of Separate Account (B) (“Participants”) to be held on May 6, 2010, at 10:00 A.M., Chicago Time, in Room 212N, 333 South Wabash Avenue, Chicago, Illinois, and at any and all adjournments thereof (the “Annual Meeting”). Proxies will be voted as specified. However, if no contrary specifications are made in a Proxy, it will be voted for proposals 1, 2 and 3 hereinafter set forth. Abstentions are considered as shares present and entitled to vote and therefore have the same legal effect as a vote against a matter presented at the meeting. Each Proxy may be revoked at any time before its exercise by written notice or the execution of a subsequent Proxy and the delivery thereof to the Secretary of the Committee at 333 South Wabash Avenue, Chicago, IL 60604, and any Participant attending the meeting may vote in person whether or not he has previously executed a Proxy.

This Proxy Statement and the Proxy were first sent to the Participants on or about March 12, 2010. This solicitation is being made by use of the mails, but further solicitations may be made by mail, e-mail, telephone, telecopier or personal interview. The cost of soliciting Proxies will be paid by Separate Account (B).

There are 1,121,097 votes eligible to be cast by the Participants. Each Participant who is a Participant on March 8, 2010 (at the close of business) is entitled to vote at the Annual Meeting. A Participant is entitled to cast the number of votes equal to (1) if not retired or retired and not receiving annuity payments, the number of accumulation units held by such Participant under the particular contract concerned, or (2) if retired and receiving annuity payments, the monetary value of the actuarial reserve maintained by Separate Account (B)’s investment adviser, Continental Assurance Company (“CAC”), located at 333 South Wabash Avenue, Chicago, Illinois 60604, in Separate Account (B) for the annuity of that Participant divided by the monetary value of an accumulation unit.

Separate Account (B)’s 2009 Annual Report was previously provided to Participants. Any Participant who desires additional copies may obtain them without charge upon written request to the Secretary of the Committee at the above address or by calling the above phone number.

Participants are encouraged to access and view the Notice of Annual Meeting, the Proxy Statement and Proxy Card on Separate Account (B)’s website www.cna.com/sab.

Submission of Participant Proposals for 2011 Annual Meeting

Participant proposals for inclusion in proxy materials for the 2011 Annual Meeting of Participants should be addressed to the Secretary of the Committee at the above address, and must be received by November 1, 2010.

1. Election of Committee Members

The regulations for government of Separate Account (B) provide for a Committee of five members, to be elected annually by ballot at the Annual Meeting of Participants to serve until the next Annual Meeting of

Participants or until their successors have been elected and qualified. The persons named on the enclosed Proxy are committed to cast the votes represented by the proxies given to them for the five nominees hereinafter named, (Messrs. Fox, Hemme and Wrenn and Mmes. McGirr and Nielsen are now serving as Committee Members), if no contrary instruction is indicated in the Proxy. In order for such nominees to be elected, they must receive the affirmative votes of Participants eligible to cast at least a majority of the votes which may be cast by Participants present at the Annual Meeting in person or by proxy. All of the nominees listed below have consented to serve if elected. The Committee presently knows of no reason why any of the nominees listed below will be unable to serve if elected. If any one or more nominees become unavailable to serve as Committee Members, the persons named in the Proxy will vote for such persons as the present Committee may select. The following information is furnished with respect to the five persons nominated for election as Committee Members, none of whom is a Participant in Separate Account (B):

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Last 5 years	Number of Portfolios in Fund Complex Overseen by Committee Member	Other Directorships Held by Committee Member During the Last 5 years
Disinterested Committee Members

Richard T. Fox 333 South Wabash Avenue Chicago, Illinois 60604 Born February 15, 1938	Committee Member	One Year Since February 1986	Self-Employed Independent Financial Consultant	One	None

Petrine J. Nielsen 333 South Wabash Avenue Chicago, Illinois 60604 Born June 27, 1940	Committee Member	One Year Since June 2004	Retired	One	None

Peter J. Wrenn 333 South Wabash Avenue Chicago, Illinois 60604 Born February 10, 1936	Committee Member	One Year Since April 1987	President and Chairman of Hudson Technology, Inc. (tooling and manufacturing)	One	None
Interested Committee Members and Executive Officers*

Dennis R. Hemme 333 South Wabash Avenue Chicago, Illinois 60604 Born June 19, 1955	Committee Member and Chairman and President	One Year Since May 2003	Senior Vice President and Treasurer of CAC and Continental Casualty Company (“Casualty”) since April 2007; prior thereto Vice President and Treasurer of CAC and Casualty	One	None

Marilou R. McGirr 333 South Wabash Avenue Chicago, Illinois 60604 Born March 29, 1953	Committee Member and Vice President and Treasurer	One Year Since November 1997	Vice President and Assistant Treasurer of CAC and Casualty; Portfolio Manager of Separate Account (B)	One	None

Lawrence J. Boysen 333 South Wabash Avenue Chicago, Illinois 60604 Born: December 3, 1955	(Principal Financial and Accounting Officer)	N/A Since July 2009	Senior Vice President and Corporate Controller of CAC and Casualty	N/A	N/A

Thomas C. Scott 333 South Wabash Avenue Chicago, Illinois 60604 Born: March 4, 1947	(Principal Executive Officer)	N/A Since July 2009	Senior Vice President, Life and Group Operations of CAC and Casualty	N/A	N/A

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Last 5 years	Number of Portfolios in Fund Complex Overseen by Committee Member	Other Directorships Held by Committee Member During the Last 5 years
Michael P. Coffey 333 South Wabash Avenue Chicago, Illinois 60604 Born October 10, 1966	Chief Compliance Officer	One Year Since August 2004	Assistant Vice President and Assistant General Counsel of CAC and Casualty since April 2006; prior thereto Director and Senior Counsel of CAC and Casualty.	N/A	N/A

*	An “interested person” within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”), by virtue of his/her employment with CAC.

As of March 8, 2010, the beneficial ownership of units of Separate Account (B) by each Committee Member and Executive Officer is as set forth below:

Name of Committee Member or Executive Officer	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Committee Member or Executive Officer

Disinterested Committee Members

Richard T. Fox	$0	$0
Petrine J. Nielsen	$0	$0
Peter J. Wrenn	$0	$0

Interested Committee Members and Executive Officers*
Dennis R. Hemme	$0	$0
Marilou R. McGirr	$0	$0
Lawrence J. Boysen	$0	$0
Thomas C. Scott	$0	$0
Michael P. Coffey	$0	$0

*	An interested person within the meaning of Section 2(a)(19) of the 1940 Act, by virtue of his/her employment with CAC.

As of March 8, 2010, the Committee Members, CAC and its executive officers and the other executive officers of Separate Account (B), individually or as a group in the aggregate, own less than 1% of the outstanding units of Separate Account (B). No Participant owns 5% or more of the outstanding units of Separate Account (B).

Additional Information Regarding the Committee

STANDING COMMITTEES

Given the size of Separate Account (B), the Committee does not have a standing nominating committee or a nominating charter. The Committee believes the disinterested Committee Members are capable of performing the functions of the nominating committee and, therefore, perform such functions. The disinterested Committee Members consider nominations for Committee Members from Participants, as well as other Committee Members, and any other sources they deem reasonable. The disinterested Committee Members, to serve the best interests of the Participants, carefully review the qualifications of each nominee and determine which nominees should be submitted to a vote of the Participants at the Annual Meeting. Participants may nominate Committee Members by submitting nominations to the Secretary of the Committee at the address set forth on the top of page 1.

In evaluating potential Committee Member nominees, including those identified by Participants, our disinterested Committee Members seek individuals with talent, ability and experience from a wide variety of backgrounds to provide a diverse spectrum of experience and expertise relevant to Separate Account (B). A candidate should represent the interests of all Participants, and not those of a special interest group, have a reputation for integrity and be willing to make a significant commitment to fulfilling the duties of a Committee Member. Our disinterested Committee Members will screen and evaluate qualified disinterested Committee Member nominees based on the criteria set forth above, as well as other relevant considerations. Our disinterested Committee Members will retain full discretion in considering their nomination recommendations to our Committee.

In identifying, evaluating and nominating individuals to serve as Committee Member of Separate Account (B), including those identified by Participants, our disinterested Committee Members do not rely on any predetermined diversity guidelines or rules. Rather, our disinterested Committee Members believe that Separate Account (B) is best served by Committee Members with a wide range of perspectives, professional experiences, skills and other individual qualities and attributes.

Richard T. Fox. Mr. Fox has served as a Chief Investment Officer for various large institutions, where he managed billions of dollars in assets. Mr. Fox is a self-employed financial consultant, which provides him with skills in evaluating businesses and experience in providing advice to third parties on financial transactions, which skills provide him with valuable experience in overseeing the management of investment portfolios such as Separate Account (B)’s. Mr. Fox’s knowledge and experience also enables him to serve as the “financial expert” on Separate Account (B)’s Audit Committee. Mr. Fox has been a Committee Member of Separate Account (B) since 1986.

Petrine J. Nielsen. Ms. Nielsen has experience as a former Senior Vice President of operations and client management of a shareholder services company. She also has over twenty years of experience at a large bank in the areas of corporate lending and shareholder services. These experiences have provided her with a deep knowledge of the issues faced by investment companies and their participants. In addition, her previous service on the board of two trust companies provides her with an important perspective and experience in overseeing the management of the operational aspects of investment companies such as Separate Account (B). Ms. Nielsen has been a Committee Member of Separate Account (B) since 2004.

Peter J. Wrenn. As President and Chairman of a tooling and manufacturing company, Mr. Wrenn has had extensive hands-on experience running a business. He also serves as a director of two manufacturing companies. His experience as a key executive at an operating company and board service provides a practical perspective and insight in overseeing the management of Separate Account (B)’s portfolio. Mr. Wrenn has been a Committee Member of Separate Account (B) since 1987.

Marilou R. McGirr. Ms. McGirr is Vice President and Assistant Treasurer of Separate Account (B)’s investment advisor, Continental Assurance Company, where she oversees its day-to-day banking and securities settlement operations. She is also the Portfolio Manager of Separate Account (B). Ms. McGirr provides valuable experience and insight into Separate Account (B)’s investment portfolio and operations. Ms. McGirr has been a Committee Member of Separate Account (B) since 1997.

Dennis R. Hemme. Mr. Hemme is Senior Vice President and Treasurer of Separate Account (B)’s investment advisor, Continental Assurance Company, where he is responsible for the investment of billions of dollars in various asset classes. His experience and perspective provide valuable insight into the governance of Separate Account (B) and the composition of its portfolio. Mr. Hemme has been a Committee Member of Separate Account (B) since 2003.

Thomas C. Scott serves as principal executive officer of Separate Account (B) and Dennis R. Hemme serves as Chairman of Separate Account (B). As such, the same person does not serve as both principal executive officer and Chairman of Separate Account (B). Mr. Hemme is considered an “interested person” as defined in Section 2(a)(19) of the Investment Company Act of 1940 by virtue of his employment with Separate Account (B)’s investment advisor, Continental Assurance Company. Separate Account (B) does not have a Lead

Independent Director. Our Committee believes that this structure provides input and guidance for the Committee from both interested Committee Members, as represented by the employees of Continental Assurance Company, and the disinterested Committee Members, which enable the Committee to fulfill its oversight role. Due to its small asset size, the single purpose nature of its business, and small Committee size consisting of disinterested Committee Members who control sixty percent of the Committee, Separate Account (B)’s Committee has determined that this leadership structure is appropriate.

Our Committee recognizes the importance of understanding, evaluating and, to the extent practicable, managing the risk associated with Separate Account (B)’s investment portfolio and operations. As part of its oversight responsibility, Continental Assurance Company’s management provides periodic reports to our Committee which, among other things, seek to identify the principal risks facing Separate Account (B), identify and evaluate policies and practices which promote a culture that actively balances risk and reward, and evaluate risk management practices. These reports enable the disinterested Committee Members to conduct meaningful and substantive discussions concerning these issues during full Committee deliberations.

Messrs. Fox and Wrenn and Ms. Nielsen serve as members of the Audit Committee. The Audit Committee is responsible for administering Separate Account (B)’s policies in matters of accounting and control in its oversight of Separate Account (B)’s financial reporting process. The Audit Committee meets with the independent registered public accounting firm at least annually, including outside the presence of Continental Assurance Company’s management, to review the financial statements as to their conformity with accounting principles generally accepted in the United States of America and the independent registered public accounting firm’s opinion. In addition, the Audit Committee considers the independence of and hires the independent registered public accounting firm. The Audit Committee performs its duties in accordance with the Audit Charter.

MEETINGS

The Committee held four meetings in 2009. Each current Committee Member attended all such meetings. While there is no formal policy regarding attendance at the Annual Meeting of Participants, all current Committee Members attended the Annual Meeting of Participants held on May 1, 2009.

Communications

Communications to the Committee, including nominations for Committee Members, should be addressed to the Secretary of the Committee at the address set forth on the top of page 1. The Secretary of the Committee will relay all communications to the Committee Members by the next upcoming meeting of the Committee.

Certain Material Relationships of Nominees for Committee Member

No nominee to serve as a Committee Member has served as an officer of Separate Account (B) or CAC or had any other material interest in or relationship with, or purchased securities from, Separate Account (B), CAC or any of their respective affiliates during the past five years, except as noted above in the table listing the nominees for election as Committee Members of Separate Account (B).

Remuneration of Committee Members and Officers

Separate Account (B) pays Committee Members not employed by CAC a fee for their service of $10,000 per annum and reimburses Committee Members for expenses incurred in attending Committee meetings. No payments of fees or expenses are made by Separate Account (B) to any Committee Member who is an officer or employee of or special consultant to CAC, CNA Financial Corporation (“CNA Financial”) or any of their affiliated companies. Therefore, neither Mr. Hemme nor Ms. McGirr has received or will receive any such payments. In addition, no Executive Officer of Separate Account (B) received any such payments from Separate Account (B). During 2009, no reimbursements were made for expenses incurred by Committee Members.

The following table sets forth information regarding the compensation of all Committee Members of Separate Account (B) for services rendered in 2009 to Separate Account (B) and to funds deemed to be included in the same fund complex as Separate Account (B). A “fund complex” for this purpose means any two or more funds that hold themselves out to investors as related companies or that have a common or related investment adviser.

Compensation Table

Name of Person, Position	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued as part of Fund Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from Fund and Fund Complex Paid to Committee Members
Richard T. Fox, Committee Member	$10,000	None	None	$10,000
Dennis R. Hemme, Committee Member*	None	None	None	None
Marilou R. McGirr, Committee Member*	None	None	None	None
Petrine J. Nielsen, Committee Member	$10,000	None	None	$10,000
Peter J. Wrenn, Committee Member	$10,000	None	None	$10,000

*	An “interested person” (as defined in Section 2(a)(19) of the 1940 Act).

Executive Officers

Separate Account (B) has five executive officers: Lawrence J. Boysen, Michael P. Coffey, Dennis R. Hemme, Marilou R. McGirr and Thomas C. Scott. Information regarding the executive officers is contained in the table on pages 2 and 3 of this Proxy Statement. Other than Messrs. Boysen and Scott, the officers of Separate Account (B) are elected annually for terms of one year or until their respective successors are elected and qualified. In his capacity as Senior Vice President and Corporate Controller of CAC, Mr. Boysen also acts as Principal Financial and Accounting Officer of Separate Account (B). In his capacity as Senior Vice President, Life and Group Operations of CAC, Mr. Scott also acts as Principal Executive Officer of Separate Account (B).

2.    Approval of the Continuation of the Second Restated and Amended

Investment Advisory Agreement with

Continental Assurance Company

At a meeting held for such purpose on January 26, 2010, the Committee, including a majority of the members who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of Separate Account (B) or CAC, by votes cast in person, approved the continuation of the Second Restated and Amended Investment Advisory Agreement, dated June 1, 2007 (the “Advisory Agreement”), between CAC and Separate Account (B) for the current year and decided, as a matter of policy, to submit such continuation to a vote of the Participants. The Participants last approved the Advisory Agreement at the Annual Meeting of Participants on May 1, 2009.

For the Advisory Agreement to remain in effect, it must be approved by a majority of the outstanding voting securities of Separate Account (B). A majority, for such purposes, means the lesser of (a) more than 50% of the votes which may be cast by all Participants, or (b) 67% of the votes which may be cast by the Participants of Separate Account (B) present at a meeting in person or by proxy if Participants holding more than 50% of the votes which may be cast by all Participants are present in person or by proxy.

A copy of the Advisory Agreement is attached hereto as Exhibit A. If approved by a majority (as defined above) at the Annual Meeting, the Advisory Agreement will continue from year to year thereafter so long as such continuance is specifically approved at least annually by (1) the Committee or the vote of a majority (as defined above) of the outstanding voting securities of Separate Account (B), and (2) the vote of a majority of the Committee Members who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of Separate Account (B) or CAC cast in person at a meeting called for the purpose of voting upon such approval.

The Advisory Agreement, by law, will terminate automatically in the event of its assignment. In addition, it is terminable at any time, without penalty, by the Committee or by the vote of a majority (as defined above) of the outstanding voting securities of Separate Account (B) on 60 days’ written notice to CAC or by CAC on 60 days’ written notice to Separate Account (B).

CAC is a wholly-owned subsidiary of Casualty, which, in turn, is a wholly-owned subsidiary of The Continental Corporation, a New York corporation, which, in turn, is a wholly-owned subsidiary of CNA Financial. Loews Corporation, (“Loews”) a Delaware corporation located at 667 Madison Avenue, New York, New York 10021-8087, owned approximately 90% of the outstanding voting stock of CNA Financial as of December 31, 2009. CAC is a stock life insurance company organized under the Illinois Insurance Code in 1911 and is an investment adviser registered under the Investment Advisers Act of 1940. As of December 31, 2009, CAC reported in its statutory annual statement total assets of approximately $3.2 billion and capital and surplus of approximately $.4 billion. CAC operates two other separate accounts which had total assets aggregating approximately $1.0 billion as of December 31, 2009. CAC is also the administrator for Separate Account (B).

Pursuant to the Advisory Agreement, CAC provides Separate Account (B) with an investment program. The investment program complies with the investment objectives, policies and restrictions of Separate Account (B) and, in carrying out such program, CAC makes the investment decisions of Separate Account (B) and is responsible for the investment and reinvestment of Separate Account (B)’s assets. CAC performs research, statistical analysis and continuous supervision of Separate Account (B)’s investment portfolio, and CAC also furnishes office space for Separate Account (B) and pays the salaries of the Committee Members who are employed by CAC. In return for its advisory services, Separate Account (B) pays CAC a fee at an annual rate of 0.50 of 1% of the average daily net asset value of Separate Account (B). Fees for investment advisory services were paid to CAC from Separate Account (B) for the past three years as follows: 2009, $141,214; 2008, $184,754; and 2007, $211,610. Although the fee is payable monthly, to date CAC has, with its consent, been paid quarterly. Separate Account (B)’s net assets on December 31, 2009, 2008, and 2007, were $30,717,140, $26,558,532, and $43,979,919 respectively.

Committee’s Review of the Investment Advisory Agreement

Before approving the continuation of the Advisory Agreement, the Committee Members of Separate Account (B) reviewed the material factors relating to its evaluation of CAC and the Advisory Agreement.

The Committee Members also examined the performance of Separate Account (B) in relation to its unit value over various periods of time and in comparison to other Comparable Funds, the S&P 500/Citigroup Growth Index® and the Standard & Poor’s 500 composite index (with dividend reinvestment). The Committee Members noted that while Separate Account (B) underperformed its benchmark, the S&P 500/Citigroup Growth Index®, for calendar year 2009, Separate Account (B) outperformed its benchmark for the 5 and 10 year periods ended December 31, 2009. In addition, the Committee Members reviewed the list of and cost for advisory services provided by CAC and compared them to services and costs of investment advisers of other separate accounts of various sizes, determining that CAC’s services and costs compared favorably to the other separate accounts. The Committee Members also noted that CAC receives research services from brokerage firms at no additional cost to CAC or Separate Account (B). The Committee Members decided that Separate Account (B) benefits from its association with CAC by having these services available to be used by CAC in its management of Separate Account (B)’s portfolio as well as CAC’s other accounts. The Committee Members also considered the fact that CAC sold the vast majority of its life and group businesses in 2004 and is no longer soliciting sales in the remaining life and group businesses and the effect that this would have on its ability to advise Separate Account (B) effectively. The Committee Members also noted that the net assets of Separate Account (B) were expected to decrease over the upcoming years, and Separate Account (B) could potentially obtain some economies of scale with another adviser that managed multiple funds. The Committee Members pointed out that CAC has had a favorable history and relationship with Separate Account (B), a good reputation, the strong qualifications of CAC’s personnel, and that other advisers may not be willing or able to provide the same level of services CAC currently provides at the same or a more favorable cost given the relatively small size of Separate Account (B). The Committee Members also took note of the fact that the participants overwhelmingly voted to approve the Advisory Agreement with CAC at the prior year’s Annual Meeting of Participants.

At the conclusion of its review of all of the factors set forth above, the Committee Members unanimously approved the continuation of the Advisory Agreement on its present terms and conditions, and the submission of the continuation of the Advisory Agreement to a vote of Participants at the Annual Meeting. The Committee Members unanimously recommend that the Participants of Separate Account (B) vote FOR approval of this proposal.

General Information

The rate of portfolio turnover for Separate Account (B) during the past three years has been as follows: 2009, 11%; 2008, 22% and 2007, 11%. Separate Account (B) paid brokerage fees and commissions in connection with portfolio transactions in the following aggregate amounts during the past three years: 2009, $24,296; 2008, $29,353 and 2007, $29,843. In selecting brokers to execute portfolio transactions, CAC’s primary criterion is the expected ability of such brokers to make good execution of orders (subject only to the requirement that such brokers are deemed to be financially responsible). If several brokers are expected to be able to provide equally good execution, preference is given to those brokers who provide statistical research, assistance in pricing portfolio securities, or other services. Commissions on all transactions are negotiated, and the primary basis of the commission agreed to by CAC is the quality of execution. Research services, to the extent provided to CAC, may be used by CAC in servicing its other accounts, and not all such services are used in connection with Separate Account (B).

In connection with the purchase and sale of portfolio securities for Separate Account (B), CAC is authorized to place orders for Separate Account (B) and other accounts of CAC or other subsidiaries of CNA Financial simultaneously, and if all such orders are not filled at the same price, CAC may not cause Separate Account (B) to pay or receive a price that is less favorable than the average of the prices at which the orders were filled for Separate Account (B) and the other accounts.

Under a separate agreement with Separate Account (B), CNA Investor Services, Inc. (“Investor Services”), located at 333 South Wabash Avenue, Chicago, Illinois 60604, an affiliate of CAC, acts as principal underwriter. CAC pays Investor Services an annual fee of $5,000 to perform underwriting services for Separate Account (B). Under a separate agreement with Separate Account (B), CAC performs all administrative functions relative to Separate Account (B) and the variable annuity contracts of Separate Account (B). The amounts earned by CAC for administrative functions rendered to Separate Account (B) for each of the years 2009, 2008 and 2007 were $2,745, $2,934 and $3,077, respectively. The agreement covering administrative services does not cover the services covered by the Advisory Agreement.

JPMorgan Chase Bank, N.A. acts as custodian for Separate Account (B). The custodian performs no managerial or policy making functions for Separate Account (B).

The names, addresses and principal occupations of the directors and executive officers of CAC are as follows:

Name and Address	Principal Occupation	Director Since

Thomas F. Motamed 333 S. Wabash Ave. Chicago, IL 60604	Chairman of the Board, Chief Executive Officer & President	2009

George R. Fay 333 S. Wabash Ave. Chicago, IL 60604	Executive Vice President, Worldwide Property & Casualty Claims	N/A

Larry A. Haefner 333 S. Wabash Ave. Chicago, IL 60604	Executive Vice President & Chief Actuary	2009

Jonathan D. Kantor 333 S. Wabash Ave. Chicago, IL 60604	Executive Vice President, General Counsel & Secretary	1999

Robert A. Lindemann 333 S. Wabash Ave. Chicago, IL 60604	President & Chief Operating Officer, CNA Commercial	N/A

D. Craig Mense 333 S. Wabash Ave. Chicago, IL 60604	Executive Vice President & Chief Financial Officer	2004

Thomas Pontarelli 333 S. Wabash Ave. Chicago, IL 60604	Executive Vice President and Chief Administration Officer	2000

Timothy J. Szerlong 333 S. Wabash Ave. Chicago, IL 60604	President, World Wide Field Operations	N/A

Peter W. Wilson 333 S. Wabash Ave. Chicago, IL 60604	President and Chief Operating Officer, CNA Specialty	N/A

3.    Ratification of Selection of Independent Registered Public Accounting Firm

Committee Report on the Independent Registered Public Accounting Firm

The Audit Committee is responsible for administering Separate Account (B)’s policies in matters of accounting and control in its oversight of Separate Account (B)’s financial reporting process. CAC is responsible for the preparation, presentation and integrity of Separate Account (B)’s financial statements, Separate Account (B)’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing Separate Account (B)’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The Audit Committee met twice in 2009.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (United States), as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board, as currently in effect. The Audit Committee has also received written confirmations from management with respect to non-audit services provided by the independent registered public accounting firm to Separate Account (B) and has considered whether the provision of such services to Separate Account (B) is compatible with maintaining the independent registered public accounting firm’s independence. In addition, the Audit Committee has received written confirmations from management with respect to the audit and non-audit services provided by the independent registered public accounting firm to CAC and other entities under common control with CAC that provide ongoing services to Separate Account (B), and has considered whether the provision of such services is compatible with maintaining the independent registered public accounting firm’s independence. The Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of the independent registered public accounting firm’s independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Separate Account (B)’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Separate Account (B)’s independent registered public accounting firm is in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended that the audited financial statements be included in Separate Account (B)’s Annual Report for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of Separate

Account (B)

RICHARD T. FOX

PETRINE J. NIELSEN

PETER J. WRENN

At a meeting held on January 26, 2010, the Audit Committee selected Deloitte & Touche LLP as the independent registered public accounting firm for Separate Account (B) for the fiscal year ending December 31, 2010. Although not required by the 1940 Act, the Audit Committee submits such selection to the Participants for ratification or rejection at the Annual Meeting. Ratification requires the affirmative votes of Participants eligible to cast at least a majority of the votes which may be cast by Participants present at the meeting in person or by proxy. Deloitte & Touche LLP also served as independent registered public accounting firm for Separate Account (B) for the fiscal years of Separate Account (B) ended December 31, 2009 and 2008. Deloitte & Touche LLP is the independent registered public accounting firm for CNA Financial and Loews. Other than as discussed in this proposal, it has no relationship, financial or otherwise, with Separate Account (B) or CAC. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and such representatives will be available to respond to appropriate questions.

Audit Fees

The aggregate fees, including expenses reimbursed, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), which includes Deloitte Consulting, for professional services rendered for the audit of Separate Account (B)’s annual financial statements for the fiscal years ended December 31, 2009 and 2008 were $40,000 and $42,000, respectively. The aggregate fees billed for the audit of CAC and other entities under common control with CAC that provide ongoing services to Separate Account (B) for annual financial statements for the fiscal years ended December 31, 2009 and 2008 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $12.3 million and $12.2 million, respectively.

Audit-Related Fees

There were no fees, including expenses reimbursed, billed by Deloitte for audit-related services for fiscal years ended December 31, 2009 and 2008 for Separate Account (B). The aggregate fees billed for audit-related services for CAC and other entities under common control with CAC that provide ongoing services to Separate Account (B) for the fiscal years ended December 31, 2009 and 2008 were $0.7 million and $0.4 million, respectively. These fees generally include fees for consents and comfort letters, audits of employee benefit plans, accounting consultations, Sarbanes Oxley Act Section 404 advisory services, and SEC related matters.

Tax Fees

There were no fees, including expenses reimbursed, billed by Deloitte for tax services for fiscal years ended December 31, 2009 and 2008 for Separate Account (B). The aggregate fees billed for CAC and other entities under common control with CAC that provide ongoing services to Separate Account (B) for tax services for the fiscal years ended December 31, 2009 and 2008 were $0 and $0 million, respectively.

All Other Fees

There were no other fees, including expenses reimbursed, billed by Deloitte for professional services rendered for fiscal years ended December 31, 2009 and 2008 for Separate Account (B) other than the services described above under “Audit Fees.”

Aggregate Non-Audit Fees

The aggregate non-audit fees billed by Deloitte for services rendered to Separate Account (B), or rendered to CAC or any entity controlling, controlled by, or under common control with CAC that provides ongoing services to Separate Account (B), totaled approximately $0 in 2009 and $1.6 million in 2008.

The Audit Committee has established a pre-approval policy with regard to auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Separate Account (B) by its independent registered public accountants, subject to certain de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit. Under this policy, the Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte & Touche LLP. All other engagements for services to be performed by Deloitte & Touche LLP for Separate Account (B) must be separately pre-approved by the Audit Committee. The Audit Committee may also form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

All of the fees set forth above related to Separate Account (B) have been approved by the Audit Committee in accordance with its approval procedures.

4.    Other Business

As of the date of this Proxy Statement, the Committee does not know of any other business to come before the meeting. However, if any matters other than those referred to above come before the meeting, the persons named in the Proxy will vote thereon in accordance with their best judgment.

By Order of the Committee,

LYNNE GUGENHEIM

Secretary

March 12, 2010

Exhibit A

SECOND RESTATED AND AMENDED INVESTMENT ADVISORY AGREEMENT

SECOND RESTATED AND AMENDED AGREEMENT made this 1st day of June, 2007 by and between CONTINENTAL ASSURANCE COMPANY SEPARATE ACCOUNT (B) (the “Separate Account”) and CONTINENTAL ASSURANCE COMPANY (the “Company”).

1.    The Company will furnish the Separate Account with investment advisory services, statistical services, pricing services, research facilities and services, will supervise the composition of the Separate Account’s portfolio continuously and will effect such changes therein as the Company deems advisable, including the nature, timing and manner of effectuating such changes. The Company, at its own expense, shall furnish office space to the Separate Account and shall pay the salaries and fees of all Officers and Committee Members of the Separate Account employed by the Company and all other employees of the Company who perform services for the Separate Account. The compensation for those services shall be an investment advisory fee payable monthly, computed at the annual rate of 1/2 of 1% of the average daily net asset value of the Separate Account (the “Advisory Fee”).

2.    The Company shall bear, without compensation, the following expenses of the Separate Account:

(a) All costs and expenses relating to the printing or other reproduction and distribution of preliminary and final prospectuses to persons who, at the time of the distribution of such prospectuses, are not participants in the Separate Account;

(b) All costs and expenses relating to the advertising of Investment Units of the Separate Account, including without limitation, the overhead allocated to the supervision of brokers and dealers selling Investment Units and the printing and mailing of sales literature;

(c) All costs and expenses relating to the printing or other reproduction and distribution of any underwriting documents incident to a public offering of Investment Units of the Separate Account, and review by the National Association of Securities Dealers, Inc. of any underwriting arrangement; and

(d) All other expenses primarily intended to result in the sale of Investment Units of the Separate Account.

3.    Investment companies (including money market funds) charge fees based on assets under management. If the Separate Account is permitted to have its assets invested in securities contracts of investment companies (including money market funds), the Separate Account would bear its ratable share of the investment companies’ expenses, including their advisory and administrative fees. These fees would be separate and in addition to the Advisory Fee charged by the Company to the Separate Account hereunder. Notwithstanding the foregoing, if the amount of expenses borne by the Separate Account for assets invested in securities contracts of investment companies (excluding assets invested in money market funds) exceeds 0.2% of the average daily net asset value of the Separate Account on any business day, then the Company shall reimburse the Separate Account for such excess.

4.    The Separate Account shall bear all fees and expenses related to the Separate Account (including without limitation all fees and expenses attributable to the lending of its portfolio securities) that are not specifically set forth above as being borne by the Company.

5.    In selecting brokers to execute portfolio transactions, the Company’s primary criterion in selecting a broker or dealer to execute portfolio transactions is the expected ability of such broker or dealer to make the best possible execution on orders. If several brokers are expected to be able to provide equally good execution, the Company may give preference to those brokers who provide statistical research, assistance in pricing portfolio securities or other services. Commissions on all transactions will be negotiated, and the primary basis of the commission agreed to by the Company will be the quality of execution. The Company will seek to act in a fair

A-1

and reasonable manner in allocating suitable investment and trading opportunities among the Separate Account and any other accounts managed by the Company, its parent company or any of its affiliates, but the Separate Account acknowledges that equality of treatment cannot be assured in all situations. When the Company determines that it would be appropriate for the Separate Account and any such other accounts to participate in an investment opportunity, the Company is authorized to place orders for the Separate Account and each such other account simultaneously, and if all such orders are not filled at the same price, the Company may cause the Separate Account to pay or receive a price that is no less favorable than the average of the prices at which the orders were filled for the Separate Account and the other managed accounts. If all such orders cannot be fully executed under the prevailing market conditions, the Company may allocate among the Separate Account and such other accounts the orders that are capable of being executed in a fair and equitable manner.

6.    It is expected that the Company will provide investment advisory services for the Company’s other customers and for its parent company and its affiliates. Nothing herein shall restrict the ability of the Company (or any of its associated persons) to engage in any transactions for its (or their) own account and for the account of others which are not in breach of its (or their) fiduciary duty to the Separate Account.

7.    This Agreement shall not be materially amended without the affirmative vote or written consent of the holders of a majority of the outstanding Investment Units of the Separate Account.

8.    This Agreement may be terminated at any time by either party, without the payment of any penalty, on sixty days written notice. Such action may be taken by the Company or by either the Committee of the Separate Account or the holders of a majority of its outstanding Investment Units.

9.    This Agreement shall terminate automatically in the event of its assignment.

10.    This Agreement shall become effective at the close of business on June 1, 2007 and shall continue in force for one year from such date and indefinitely thereafter, but only so long as the continuance after such year shall be specifically approved at least annually by the vote of a majority of the members of the Committee of the Separate Account who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

IN WITNESS WHEREOF, the Separate Account and the Company have caused this Agreement to be duly executed the day and year above written.

CONTINENTAL ASSURANCE COMPANY
SEPARATE ACCOUNT (B)

By:	/S/ DENNIS R. HEMME
Chairperson

ATTEST:	/S/ LYNNE GUGENHEIM
Secretary

CONTINENTAL ASSURANCE COMPANY

By:	/S/ MARILOU R. MCGIRR
Vice President

ATTEST:	/S/ MEGHAN JOHNSON
Assistant Secretary

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Dated ____________________________, 2010	Please sign exactly as name appears below. When ownership is by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature

Signature, if owned jointly

CONTINENTAL ASSURANCE COMPANY SEPARATE ACCOUNT (B)

PROXY SOLICITED BY THE COMMITTEE FOR THE ANNUAL MEETING OF PARTICIPANTS, MAY 6, 2010

Lynne Gugenheim, Dennis R. Hemme, and Marilou R. McGirr or any of them (the “Proxies”), with full power of substitution, are hereby authorized to represent the Participant and cast the votes of the Participant as fully as the Participant could do if personally present at the 2010 Annual Meeting of Participants of Continental Assurance Company Separate Account (B) to be held in Room 212 N, 333 South Wabash Avenue, Chicago, Illinois at 10:00 A.M. Chicago Time on May 6, 2010 and at any and all adjournments thereof, upon the following matters:

1.	ELECTION OF COMMITTEE MEMBERS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

R. Fox, D. Hemme, M. McGirr, P. Nielsen and P. Wrenn

(INSTRUCTION:	To withhold authority to vote for one or more of the individual nominees, write the nominee’s name on the line provided below)

2.	TO APPROVE THE CONTINUATION OF THE SECOND RESTATED AND AMENDED INVESTMENT ADVISORY AGREEMENT WITH CONTINENTAL ASSURANCE COMPANY

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

3.	TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CONTINENTAL ASSURANCE COMPANY SEPARATE ACCOUNT (B)

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PARTICIPANT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

IF YOU HAVE RECENTLY RETURNED YOUR SIGNED PROXY PLEASE IGNORE THIS NOTICE.

April 14, 2010

To The Participants in

Continental Assurance Company Separate Account (B)

To date, a signed proxy card has not been received from you for the Annual Meeting of Participants to be held on May 6, 2010. As it is important that as many Participants as possible cast their votes, a duplicate proxy notice has been printed on the reverse side and a return envelope has been enclosed.

If you would like a duplicate copy of the proxy statement, please call (800) 351-3001.

Lynne Gugenheim

Secretary

Continental Assurance Company

Separate Account (B)